POWER OF ATTORNEY

       Know all by these present, that the undersigned hereby constitutes and appoints each of Robert S. Yorgensen and Thomas Vitro, or any one of them signing singly, and with full power of substitution, the undersigned?s true and lawful attorney-in-fact to:
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(1) prepare, execute in the undersigned?s name and on the
undersigned?s behalf, and submit to the U.S. Securities
 and Exchange Commission (the ?SEC?) a Form?ID, including
 amendments thereto, and any other documents necessary
 or appropriate to obtain codes and passwords enabling the
 undersigned to make electronic filings with the SEC of
 reports required by Section?16(a)?and Section?13 of the
 Securities Exchange Act of 1934 or any rule?or regulation
of the SEC;
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(2) execute for and on behalf of the undersigned Forms
3, 4, and 5 and Schedules 13D or 13G, including amendments
 thereto, relating to the securities of STR Holdings,?Inc.
 (the ?Company?) in accordance with Section?16(a)?and
Section?13 of the Securities Exchange Act of 1934 and
the rules?thereunder;
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(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form?3, 4, or 5 or Schedule 13D
or 13G, complete and execute any amendment or amendments
 thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
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(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
 attorney-in-fact may approve in such attorney-in-fact?s discretion.
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	The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.? The undersigned acknowledges that the
 foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section?16 or Section?13 of the Securities Exchange Act of 1934.
       ?
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Schedules 13D or 13G with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
       ?
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2017.

								/s/ Lenian Charles Zha
								 Lenian Charles Zha